SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 1, 1999
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                          BORG-WARNER AUTOMOTIVE, INC.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                           1-12162                         13-3404508
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(State or Other            (Commission File Number)               IRS Employer
Jurisdiction of                                                   Identification
Incorporation)                                                    Number


200 South Michigan Avenue, Chicago, Illinois                          60604
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(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (312) 322-8500
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Item 2.  Acquisition or Disposition of Assets.

                  On March 1, 1999, Borg-Warner Automotive, Inc. ("Borg-Warner Automotive") completed the acquisition of Kuhlman Corporation ("Kuhlman") pursuant to the Agreement and Plan of Merger dated as of December 17, 1998 among Borg-Warner Automotive, BWA Merger Corp., a wholly owned subsidiary of Borg-Warner Automotive ("Merger Sub"), and Kuhlman (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub was merged (the "Merger") with and into Kuhlman, with Kuhlman surviving as a wholly owned subsidiary of Borg-Warner Automotive. As a result of the Merger, each outstanding share of Kuhlman common stock, par value $1.00 per share ("Kuhlman Common Stock"), has been converted into the right to receive either (i) $39.00 in cash, without interest, or (ii)
 .85545 of a share of Borg-Warner Automotive common stock, par value $.01 per share ("Borg-Warner Automotive Common Stock"). In the aggregate, Borg-Warner Automotive is issuing approximately 3,286,596 shares of Borg-Warner Automotive Common Stock in exchange for approximately 22% of the Kuhlman Common Stock and paying approximately $533 million for the remaining 78% of the Kuhlman Common Stock. The financial terms of the Merger were determined by negotiations between Borg-Warner Automotive and Kuhlman.

                  Borg-Warner Automotive obtained the funds required to pay the cash portion of the merger consideration and related fees and expenses from (i) the sale to the public of $200 million principal amount of 6 1/2% Senior Notes due 2009 and $200 million principal amount of 7 1/8% Senior Notes due 2029, completed on February 22, 1999, and (ii) borrowings under Borg-Warner Automotive's credit facility with a group of commercial banks.

                  Kuhlman is a diversified, industrial manufacturing company that currently operates in two product segments: industrial products and electrical products. Through its Schwitzer Group, which comprises Kuhlman's industrial products business, Kuhlman is a leading worldwide manufacturer of proprietary engine components, including turbochargers, fans and fan drives, fuel tanks, instrumentation, heating/ventilation/air conditioning systems, and other products used primarily in commercial transportation products and industrial equipment. Kuhlman's electrical products businesses include the manufacture of transformers and other products for electrical utilities and industrial users, as well as electrical and electronic wire and cable products for use in consumer, commercial and industrial applications. Borg-Warner Automotive intends to sell Kuhlman's electrical products businesses.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

                  The following consolidated financial statements of Kuhlman and independent auditors' report are set forth as Exhibit 99.1 and are incorporated herein by reference:

         Independent Auditors' Report.

         Consolidated Statements of Income for the years ended December 31, 1997, 1996 and 1995.

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         Consolidated Balance Sheets as of December 31, 1997 and 1996.

         Consolidated Statements of Cash Flows for the years ended December 31,
                  1997, 1996 and 1995.

         Consolidated Statements of Shareholders' Equity for the years ended
                  December 31, 1997, 1996 and 1995.

         Notes to Consolidated Financial Statements.

                  The following condensed consolidated financial statements of Kuhlman are set forth as Exhibit 99.2 and are incorporated herein by reference:

         Consolidated Statements of Income for the nine months ended September
                  30, 1998 and 1997 (unaudited).

         Consolidated Balance Sheets as of September 30, 1998 and December 31,
                  1997 (unaudited).

         Consolidated Statements of Cash Flows for the nine months ended
                  September 30, 1998 and 1997 (unaudited).

         Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 1998 (unaudited).

         Notes to Consolidated Financial Statements (unaudited).

(b)      Pro Forma Financial Information.

                  The following pro forma financial information of Borg-Warner Automotive, giving effect to the merger with Kuhlman, are set forth as Exhibit
99.3 and are incorporated herein by reference:

         Unaudited Pro Forma Consolidated Financial Statements - Introduction.

         Unaudited Pro Forma Consolidated Balance Sheet as of September 30,
                  1998.

         Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997.

         Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1998 and 1997.

         Notes to Unaudited Pro Forma Consolidated Financial Statements.

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(c)      Exhibits.

            2.1 Agreement and Plan of Merger, dated as of December 17, 1998, among Borg-Warner Automotive, Inc. and Kuhlman Corporation (filed as exhibit 2.1 to Registration Statement of Borg-Warner Automotive on form S-4 (Registration No. 333-70941) and incorporated herein by reference)

           23.1   Consent of Arthur Andersen LLP

           99.1 Audited financial statements of Kuhlman Corporation for the years ended December 31, 1997 and 1996

           99.2 Unaudited financial statements of Kuhlman Corporation for the nine-month period ended September 30, 1998

           99.3 Unaudited pro forma consolidated financial statements related to potential acquisition of Kuhlman Corporation


                                    SIGNATURE
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                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 15, 1999

                                           BORG-WARNER AUTOMOTIVE, INC.



                                           By   /s/ Vincent M. Lichtenberger
                                             -----------------------------------
                                             Name:  Vincent M. Lichtenberger
                                             Title: Assistant Secretary



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